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EXHIBIT 7.1

                                                 Name:    ______________________

                             MORGAN BEAUMONT, INC.,
                              A NEVADA CORPORATION

                                  COMMON STOCK


                                  June 17, 2005


                                SUMMARY OF TERMS
                                ----------------

THE FOLLOWING SUMMARIZES THE PRINCIPAL TERMS OF THE PROPOSED FINANCING FOR MORGAN BEAUMONT, INC. (THE "COMPANY"). THIS SUMMARY DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE DESCRIBED COMPANY. IF THE COMPANY MAKES AN OFFER OR ACCEPTS SUBSCRIPTIONS IN THE FUTURE, IT WILL ONLY DO SO AFTER THE COMPLETION OF A SUBSCRIBERS QUESTIONNAIRE AND OTHER DOCUMENTS REFERENCED HEREIN BY A PROSPECTIVE SUBSCRIBER.

DESCRIPTION OF FINANCING.
-------------------------

OFFERING AMOUNT:                    $1,500,000 Minimum; $5,000,000 Maximum

PRICE PER SHARE:                    $0.40

MINIMUM INVESTMENT:                 $50,000

TYPE OF SECURITY:                   Common Stock, with warrant coverage

WARRANT COVERAGE:                   A Warrant to purchase one (1) share of
                                    common stock for $0.60 per share for each share purchased in the offering. The warrants must be exercised for cash and are separable from the common stock, and shall expire upon:

                                          1) The first anniversary date after
                                    the shares underlying the warrants are
                                    registered; or

                                          2) Once the Company's shares trade for
                                    ten (10) business days at or above two
                                    hundred percent (200%) of the exercise price of the warrant.

                                          The shares underlying the warrants
                                    bear the same registration rights as the common stock.

REGISTRATION RIGHTS:                The shares of Common  Stock sold in its
                                    offering along with the shares of common stock underlying the warrants will have demand registration rights.

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OFFERING PERIOD AND                 The anticipated closing date for the
CLOSING DATE:                       offering shall be June 24,  2005. The
                                    Company reserves the right to reject any subscriptions and change the offering price for its shares at any time prior to the acceptance of a subscription. Once the minimum offering amount is reached, the Company may close upon successive subscriptions at its election.

PRICE PROTECTION:                   Investors shall have price protection in the
                                    event of a subsequent sale of securities by the Company prior to the effective date of the registration of the shares.

ACCREDITED INVESTORS ONLY:          The Company will negotiate the sale of its
                                    shares only to accredited or institutional investors.

CAPITAL STRUCTURE:                  The Company is authorized to issue
                                    170,000,000 shares of Common Stock, $0.001 par value, of which 47,150,017 shares are outstanding; and 25,000,000 shares of blank check preferred stock $0.001 par value, of which no shares of preferred stock are outstanding.

PUBLIC INFORMATION:                 The Company is traded under the symbol MBEU
                                    on the OTC BB. Potential investors are
                                    directed to review all of the Company's
                                    filings and the information on the Company and its predecessors contained therein and will be required to certify to the Company that they have reviewed such filings.

NEGOTIATED DOCUMENTATION:           Investors will have an opportunity to
                                    conduct due diligence on the Company and its securities and negotiate the terms of a stock purchase agreement in a form acceptable to the Company and the investors.

GENERAL SHAREHOLDER RIGHTS:
---------------------------

VOTING RIGHTS:                      Each share of Common Stock shall have one
                                    vote.

USE OF PROCEEDS:                    Assuming that the maximum amount is
                                    financed, the gross proceeds to be received by the Company from the sale of the Common
                                    Stock will be used primarily for general working capital without any specific use of proceeds. The Company may reallocate the proceeds in order to accommodate changing circumstances.

RISK FACTORS:                       The Company, its business and the Common
                                    Stock are subject to numerous and
                                    substantial risks, some of which are
                                    described below and some of which are
                                    contained in the stock purchase agreement and the Company's public filings with the SEC.

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                                    NEW BUSINESS VENTURE. The Company is a
                                    development stage entity with limited
                                    operating history, assets and contractual rights. There are no assurances that the Company will be able to successfully develop its business or register the shares. Investment in the Common Stock is highly speculative and should only be made by accredited investors who can bear the loss of their entire investment.

                                    DEPENDENCE ON KEY PERSONNEL. The success of the Company is dependent on the efforts and abilities of its founders. If the Company were to lose the services of such officers, its business could be materially and adversely affected.

                                    PROJECTIONS. This Summary of Terms, any
                                    business plan or other materials presented by the Company, contain information in the nature of projections or predictions of future events which may or may not occur. Although management of the Company believes such projections are based on industry experience, knowledge, and reasonable assumptions, there can be no assurance that they will in fact prove to be correct and therefore must not be relied upon to indicate, or as guarantees of, any actual results that may be realized.

                                    RESTRICTIONS ON TRANSFER. Transfer of the
                                    Common Stock is subject to extensive
                                    regulations by the U.S. Securities and
                                    Exchange Commission and the appropriate
                                    state securities administrations. The
                                    investor will be required to hold the Shares and to bear the economic risk of the investment in the stock.

                                    LIMITED PUBLIC MARKET. The Company's shares are controlled by a limited number of shareholders. There is a limited market for trading the Company's stock

PURCHASER                           The investors will make customary investment
REPRESENTATIONS:                    representations.

NO OFFER:                           This is not an offer to sell or a
                                    solicitation of an offer to purchase. The
                                    Company is not presently offering any
                                    securities. Any offering the Company may make in the future will be only in accordance with and pursuant to a Stock
                                    Purchase Agreement.

CONFIDENTIALITY:                    This Summary is intended solely for the
                                    recipient named on the first page hereof and may not be copied, transmitted or reproduced


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                                    in any manner. The information contained
                                    herein is confidential and proprietary to the Company. By accepting this Summary and the attached business plan, the recipient agrees to keep all of the information contained herein confidential and agree not to trade in the Company's Shares until the earlier of the public announcement of this offering or the conclusion of offering.

The preceding summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information provided by the Company.

COMPANY ADDRESS:                    Morgan Beaumont, Inc.
                                    6015 31st Street East
                                    Bradenton, Florida  34203
                                    Telephone:        (941) 753-2875
                                    Facsimile:        (941) 753-2817
                                    Attention:        Cliff Wildes, CEO


DOCUMENTS AT CLOSING:               At the Closing, the Company and investors
                                    will exchange and where appropriate, execute the following documents.

                                    X       Stock Purchase Agreement

                                    X       Investor Questionnaire

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